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[KPMG LLP LETTERHEAD]                                                EX-99.26(n)


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors and Stockholder of
Minnesota Life Insurance Company:


We consent to the use of our report dated March 10, 2008 on the consolidated financial statements and supplementary schedules of Minnesota Life Insurance Company and subsidiaries included herein and to the reference to our Firm under the heading "EXPERTS" in Part B of the Registration Statement.

                                     /s/KPMG LLP
                                     KPMG LLP


Minneapolis, Minnesota
June 17, 2008